UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 26, 2015

LASALLE HOTEL PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7550 Wisconsin Avenue
10th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)
Registrant’s telephone number, including area code: (301) 941-1500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

LaSalle Hotel Properties previously filed a Current Report on Form 8-K on January 26, 2015 (the “Original Form 8-K”) announcing the acquisition of The Westin Market Street. This Amended Current Report on Form 8-K/A is being filed solely for the purpose of correcting the number of rooms in Item 8.01 of the Original Form 8-K.

ITEM 7.01.    REGULATION FD DISCLOSURE.
On January 26, 2015, LaSalle Hotel Properties (the “Company”) issued a press release announcing the Company’s acquisition of The Westin Market Street in San Francisco, California for $350.0 million. A copy of such press release is furnished as Exhibit 99.1 to this report.

ITEM 8.01.    OTHER EVENTS.
The Company acquired The Westin Market Street, located in San Francisco, California, for $350.0 million. The acquisition was funded with cash on hand and borrowings from the Company's senior unsecured credit facility. At closing, the Company renamed the hotel Park Central San Francisco. The 681-room hotel is centrally located at 50 Third Street, near Market Street, which bisects San Francisco between the SoMa District and the Financial District.
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated January 26, 2015
The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2015	LASALLE HOTEL PROPERTIES

	BY:	/s/ Bruce A. Riggins
Bruce A. Riggins
Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated January 26, 2015